UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIMEADE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Limeade, Inc.
ARBN 637 017 602

Principal Executive Office:
10885 NE 4TH Street, Suite 400, Bellevue, WA 98004, United States

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS GIVEN that an Annual Meeting of Shareholders (AGM or Meeting), of Limeade, Inc. (Limeade or Company) (ASX: LME) will be held on Thursday, 15 June 2023 at 10.00 am (AEST), being Wednesday, 14 June 2023 at 5.00 pm (PDT).

The Annual Meeting will be held as a virtual meeting only, accessible at https://meetings.linkgroup.com/LME23. Please refer to the accompanying Proxy Statement and Explanatory Memorandum for details on how to attend, vote your shares and submit questions during the Meeting.

Item of Business

Re-election of Class 1 Director – Ms Elizabeth Bastoni

To consider and, if thought fit, to pass the following resolution by plurality voting:

“That Ms Elizabeth Bastoni, being a Director whose current term expires at the Meeting in accordance with Article VI, Section 2 of the Amended and Restated Articles of Incorporation of the Company, Section 3.3 of the Bylaws of the Company and ASX Listing Rule 14.5 and, being eligible, offers herself for re-election as a Class 1 Director of the Company."

Under the laws of the State of Washington and the Company’s Bylaws, directors are elected by plurality voting. Under plurality voting, the nominee(s) who receive the most “FOR” votes are elected to the board until all board seats being voted on are filled. With plurality voting, shareholders may vote for or withhold authority (i.e., abstain from) for each person nominated for election. In an uncontested election, where the number of nominees is the same as the number of seats being voted on, every nominee who receives at least one “FOR” vote is elected. Withhold or abstain votes have no effect on the outcome of an election governed by plurality voting.

Record Date

Holders of record of shares of common stock of the Company (Shares) at 3.00 pm on 27 April 2023 PDT (the Record Date) are entitled to receive notice of and attend the Meeting or any adjournment or postponement thereof and to vote their Shares in person or by proxy. In addition holders of our certificates of depositary interest (CDIs) outstanding as of the Record Date), each of which represents a beneficial interest in one Share, are entitled to receive notice of and to attend the Meeting or any adjournment or postponement thereof and may instruct our CHESS Depositary Nominees Pty Ltd (CDN), the depositary of our CDIs, to vote the Shares underlying their CDIs.

Participation in AGM; Voting by Proxy

The AGM will be a completely virtual meeting, which will be conducted through a webcast accessible at https://meetings.linkgroup.com/LME23. Record holders of our common stock or CDIs as of the Record Date, and persons holding proxies from such persons, will be able to participate in and submit questions electronically during the AGM by visiting the website listed above. In addition, record holders of common stock (and holders of our CDIs who hold a proxy from a record holder, if any) will be entitled to vote online at the AGM by visiting the website above.

More information about how to use the online platform (including how to vote and ask questions online during the AGM) is available in the Virtual Meeting Online Guide, which has been lodged with the ASX and can be accessed from the Company’s website at https://investors.limeade.com/investor-relations. If you intend to use the online platform, then before the AGM we recommend that you ensure the online platform works on your device. Further instructions are provided in the Virtual Meeting Online Guide.

Whether or not you plan to attend the Meeting via the online platform, you are urged to vote or submit your proxy card or CDI Voting Instruction Form as soon as possible so that your Shares can be voted at the Meeting in accordance with your instructions.

Whether or not you plan to attend the Meeting via the online platform, you are entitled to vote only if you were a shareholder of record of the Company on the Record Date. This means that record owners of Shares as of that date are entitled to vote at the Meeting and any adjournments or postponements of the Meeting. In addition, holders of CDIs as of close of business on the Record Date are entitled to receive notice of and to attend the Meeting or any adjournment or postponement of the Meeting and may instruct CDN, our CDI depositary, to vote the Shares underlying their CDIs by following the instructions on the enclosed CDI Voting Instruction Form or by voting online at www.linkmarketservices.com.au. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their instructions.

Dated 1 May 2023 (AEST)
By order of the Board:

/s/ Elizabeth Bastoni
Elizabeth Bastoni
Chair of the Board of Directors of Limeade, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 15 June 2023 at 10.00 am (AEST), being Wednesday, 14 June 2023 at 5.00 pm (PDT).

We are mailing to some of our securityholders a Notice of Internet Availability of Proxy Materials, rather than a full paper set of our proxy materials. The notice contains instructions on how to access our proxy materials online, as well as instructions on obtaining a paper copy. All securityholders who do not receive such a notice, including securityholders who have previously requested to receive a paper copy of the materials, will receive a full set of paper proxy materials by mail.

Limeade, Inc.
ARBN 637 017 602

Principal Executive Office:
10885 NE 4TH Street, Suite 400, Bellevue, WA 98004, United States

PROXY STATEMENT AND EXPLANATORY MEMORANDUM

FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

15 June 2023 at 10.00 am (AEST), being Wednesday, 14 June 2023 at 5.00 pm (PDT).

INFORMATION ABOUT THE ANNUAL MEETING

The Board of Directors of Limeade, Inc. (Limeade or Company) is soliciting proxies for use at the Annual Meeting of Shareholders (AGM or Meeting) to be held on Thursday, 15 June 2023 at 10.00 am (AEST), being Wednesday, 14 June 2023 at 5.00 pm (PDT) and at any adjournment or postponement of the Meeting. On or about May 1, 2023, a Notice of Internet Availability of Proxy Materials was first sent to certain of our securityholders, and the accompanying Notice of Annual Meeting of Shareholders (Notice of Meeting), this Proxy Statement and Explanatory Memorandum (Proxy Statement), the form of proxy card (Proxy Card), form of CDI Voting Instruction Form (CDI Voting Instruction Form), and our 2022 Annual Report on Form 10-K were first sent or made available to our securityholders.

This is a completely virtual Meeting. Shareholders and holders of CDIs can watch and participate in the Meeting virtually via the online platform by using a desktop or laptop computer (or another device with a compatible browser connected to the internet) – online at https://meetings.linkgroup.com/LME23.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the Meeting?

At the Meeting, shareholders are invited to act upon the matter outlined in the Notice of Meeting being:
a.Item 1: Re-election of Class 1 Director – Ms Elizabeth Bastoni

Who is entitled to vote at the Meeting?

Only shareholders of record at 3.00 pm on 27 April 2023 PDT (Record Date), will be entitled to receive notice of and to vote at the Meeting and any adjournment or postponement thereof. CDI holders as of the Record Date are entitled to receive notice of and attend the Meeting and may instruct CHESS Depositary Nominees Pty Ltd (CDN) to vote at the Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.linkmarketservices.com.au.

As of the Record Date, there were 257,718,462 shares of common stock (Shares) outstanding, of which 151,381,624 Shares are represented by CDIs (with each CDI representing a beneficial interest in one Share). Holders of record of the Shares outstanding as of the Record Date are entitled to vote with respect to the proposal to be acted upon at the Meeting, and holders of CDIs outstanding as of the Record Date are entitled to instruct CDN how to vote with respect to the proposal.

Shareholders of record who attend the Meeting in person or by proxy, whether such shareholders vote for or abstain from the resolutions, will be counted as present and entitled to vote for purposes of determining whether a quorum is present.

What are voting rights?

Shareholders of record are entitled to one vote for each Share held as at the Record Date. Holders of CDIs are entitled to direct CDN to vote one Share for every CDI held by such holder as at the Record Date.

How do I cast a vote using the online platform?
It is intended that voting on the proposed resolution at this Meeting will be conducted by a poll, rather than on a show of hands.

To facilitate participation by the Company’s securityholders, the Chair has determined that shareholders of record and holders of CDIs as of the Record Date will have the opportunity to participate in the Meeting through Link Group’s online platform at https://meetings.linkgroup.com/LME23. If you use the online platform, you will be able to view the AGM live and ask questions online. In addition, shareholders of record and CDI holders who hold a proxy from CDN will be able to vote in real time using the online platform.

By using Link Group’s online platform (at https://meetings.linkgroup.com/LME23), shareholders of record and CDI holders who have obtained a proxy from CDN prior to the Meeting will be able to vote directly through the online platform at any time between the commencement of the AGM (Thursday, 15 June 2023 at 10.00 am (AEST), being Wednesday, 14 June 2023 at 5.00 pm (PDT)) and the closure of voting as announced by the Chair during the AGM.

More information about how to use the online platform (including how to vote and ask questions online during the AGM) is available in the Virtual Meeting Online Guide, which has been lodged with the ASX and can be accessed from the Company’s website at https://investors.limeade.com/investor-relations. If you intend to use the online platform, then before the AGM we recommend that you ensure the online platform works on your device. Further instructions are provided in the Virtual Meeting Online Guide.

How many Shares must be present to hold the Meeting?

In accordance with section 2.9 of the Company’s Amended and Restated Bylaws, the holders of one-third of the outstanding Shares entitled to vote at the Meeting must be present in person, by remote communication, or by proxy at the Meeting in order to hold the Meeting and conduct business. This is called a quorum.

Shares are counted as present at the Meeting: (i) in the case of a holder of record, if the holder is present in person or by remote communication at the Meeting or has properly and timely submitted a Proxy Card as described elsewhere in this Proxy Statement, and (ii) in the case of holders of CDIs, if the holder has properly and timely submitted a CDI Voting Instruction Form. Shares beneficially owned by a CDI holder who has not properly and timely submitted a CDI Voting Instruction Form will not be counted as present at the Meeting or be voted unless, prior to the Meeting, such holder has properly obtained a proxy from CDN to vote the Shares underlying such holder’s CDIs.

What is a Proxy?

If you are a shareholder of record, it is your appointment of another person to vote the Shares you own. That other person is called a proxy. If you appoint someone as your proxy by completing and submitting the Proxy Card accompanying this Proxy Statement or otherwise in a written document, that instrument is also referred to as a proxy or a proxy appointment. When you appoint a proxy, you also may direct the proxy how to vote your Shares.

If you are a shareholder of record and complete and return your Proxy Card without specifying how your Shares are to be voted on the proposed resolution described in Item 1 (which we refer to elsewhere in this Proxy Statement as an undirected proxy), your proxy will be voted FOR such resolution for which you have not directed how your shares are to be voted, and in the discretion of the proxies appointed in the Proxy Card on any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

What is the difference between a shareholder of record and holder of CDIs?

If you own Shares registered directly in your name with our US transfer agent, American Stock & Trust Company, LLC (AST), you are considered the shareholder of record with respect to those Shares. As a shareholder of record, you have the right to appoint a proxy to vote your Shares by completing and submitting the Proxy Card accompanying this Proxy Statement or to vote your Shares in person at the Meeting.

Holders of CDIs are not shareholders of record. CDN is the shareholder of record for all Shares beneficially owned by holders of CDIs. Although holders of CDIs are generally not entitled to vote directly at the Meeting, they are entitled to receive notice of and to attend the Meeting and may direct CDN to vote the Shares underlying their CDIs at the Meeting by using the method described below under “How do I vote if I hold CDIs?”

How do I vote if I’m a shareholder of record?

If you are a shareholder of record, there are two ways to vote:
•attending the virtual Annual Meeting and voting online using Link Group’s online platform; or
•by completing, signing, dating and returning the enclosed Proxy Card.

Valid Proxy Cards must be received by AST no later than Tuesday, 13 June 2023 at 10.00 am (AEST), being Monday, 12 June 2023 at 5.00 pm (PDT). After this time, shareholders of record will still be able to vote their Shares directly by voting during the AGM using the online platform.

Proxy Cards must be received by the deadline by one of the following methods:

By email	proxy@astfinancial.com
By Post	6201 15th Avenue, Brooklyn, New York 11219 United States

If you hold CDIs, please refer to “How do I vote if I hold CDIs” below for instructions on how to vote.

How do I vote if I hold CDIs?

Each CDI holder at the Record Date is entitled to direct CDN to vote one Share for every CDI held by such holder. Such CDI holders are entitled to receive notice of and to attend the Meeting and any adjournment or postponement of the Meeting and may instruct the Company’s CDI depositary, CDN, to vote the Shares underlying their CDIs in a particular manner by returning the enclosed CDI Voting Instruction Form to Link Market Services, or by voting online as follows:

Online:	www.linkmarketservices.com.au

Mobile device:
Using a mobile device by scanning the QR code on the back of the Proxy Card. To scan the QR code you will need a QR code reader application that can be downloaded for free on your mobile device. You will also need your SRN or HIN and postcode for your shareholding.

By post:	Limeade, Inc.
C/O Link Market Services Limited
Locked Bag A14
Sydney South NSW 1235

By facsimile:	(02) 9287 0309 (within Australia)
+61 2 9287 0309 (from outside Australia)

By delivery in person:	Link Market Services Limited
Parramatta Square, Level 22, Tower 6, 10 Darcy Street, Parramatta NSW 2150
OR
Level 12, 680 George St, Sydney NSW 2000

Valid voting instructions (and any Power of Attorney under which it is signed) must be received by Link Market Services by one of the above methods no later than Monday, 12 June 2023 at 10.00 am (AEST), being Sunday, 11 June 2023 at 5.00 pm (PDT). Doing so permits CDI holders to instruct CDN to vote on behalf of the CDI holders at the Meeting in accordance with their written instructions.

CDI holders generally may not vote at the Meeting. In order to vote at the Meeting, a CDI holder would have to obtain from CDN (prior to the Meeting) CDN’s proxy for the purpose of attending and voting at the Meeting by following the instructions in the enclosed CDI Voting Instruction Form.

What does it mean if I receive more than one printed set of proxy materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials, it means that you hold Shares or CDIs registered in more than one account. To ensure that all of your Shares and CDIs are voted, please submit Proxy Cards and/or CDI Voting Instruction Forms for all of your Shares and CDIs.

How can I attend the Meeting?

All of our shareholders and CDI holders are invited to attend the virtual Meeting.

Shareholders and CDI holders can watch and participate in the Meeting virtually via the online platform by using a desktop or laptop computer (or another device with a compatible browser connected to the internet) – online at https://meetings.linkgroup.com/LME23.

If you participate in the Meeting online, you can log in to the Meeting by:

1.Opening your web browser and going to https://meetings.linkgroup.com/LME23. Log in to the portal using your full name, email address, mobile number and company name (if applicable).
2.Please read and accept the terms and conditions before proceeding to click the ‘Register and Watch AGM’ button.
3.Once logged in, you will see two screens. The left screen will display a live webcast of the Meeting proceedings and the right screen will display the presentation slides from the Meeting.

Further details can be obtained by referring to the Link Group Virtual Meeting Online Guide.

Can I vote my Shares in person during the Meeting?

If you are a shareholder of record, you may vote your Shares online during the Meeting.

If you choose to participate in the Meeting online as a shareholder, please follow the instructions outlined above in “How can I attend the Meeting?”.

Even if you currently plan to participate in the Meeting, we recommend that you submit your vote before the Meeting as described above so that your vote will be counted if you later decide not to attend the Meeting.

If you submit your vote before the Meeting and later decide to vote online at the Meeting, the vote you submit at the Meeting will override your previous vote.

If you are a street name holder, you may vote your Shares in person at the Meeting only if you obtain a signed letter or other form of Proxy from your broker, bank, trust or other nominee giving you the right to vote the Shares at the Meeting.

Please refer to “How do I vote if I hold CDIs?” if you are a CDI holder.

What is the voting requirement to approve the resolutions included in the Notice of Meeting?

Each Share outstanding as of the Record Date is entitled to one vote. Under the Company’s Amended and Restated Articles of Incorporation, there is no cumulative voting in the election of directors. As stated above, it is intended that voting on the proposed resolution at this Meeting will be conducted by a poll, rather than on a show of hands.

Item 1 — Re-election of Class 1 Director - Ms Elizabeth Bastoni

You may vote “FOR” or “ABSTAIN” on Item 1. The vote required to approve the resolution above is a “FOR” vote of the holders of a plurality of the voting power of the Shares that are present in person, by remote communication or represented by proxy at the Meeting and entitled to vote on such resolution. This means that the properly nominated individual receiving the highest number of “FOR” votes will be elected as a Class 1 director.

Abstentions will have no effect on the outcome of this resolution.

ASX has granted the Company a waiver from Listing Rule 14.2.1 to the extent necessary to permit the Company not to provide an option for holders of CDIs to vote against a resolution to elect a director in its CDI Voting Instruction form, on the following conditions: (i) the terms of the waiver are set out in the meeting documents provided to all holders of CDIs; (ii) the Company complies with the relevant State of Washington laws, its Bylaws and any applicable Securities Exchange Commission rules as to the content of proxy forms applicable to resolutions for the election of directors; (iii) the Company provides disclosures acceptable to ASX in the CDI Voting Instruction Form provided to the Company's CDI holders as required by ASX Settlement Operating Rule 13.8.9, to make it clear that CDI holders are only able to vote for the resolution or abstain from voting to re-elect the directors and provides disclosures of the reasons why this is the case in the notice of meeting for the relevant stockholder meeting; and (iv) without limiting ASX's right to vary or revoke its decision under ASX Listing Rule 18.3, the waiver from Listing Rule 14.2.1 only applies for so long as the relevant State of Washington laws prevent the Company from allowing stockholders to vote against a resolution to elect a director where plurality voting is implemented.

If you are a Shareholder of record and do not attend the Meeting or submit your Proxy Card, your Shares will not be counted for the purpose of establishing a quorum and will have no effect on the outcome of this resolution. If you submit a Proxy Card and direct the proxies named therein to ABSTAIN from voting on the resolution above, or if you vote in person at the Meeting and ABSTAIN from voting on the resolution above, your Shares will be counted as present for purposes of establishing a quorum but will have no effect on the outcome of this resolution. The same result will occur if you are a holder of CDIs and do not instruct CDN how to vote your CDIs.

Can I change my vote or revoke my proxy?

Yes. If you are a shareholder of record, you may change your vote or revoke your proxy by:

•submitting a later-dated Proxy Card to the Secretary of the Company at Limeade, 10885 NE 4Th Street, Suite 400, Bellevue, WA, 98004 or to its Share Registry at: c/o Link Market Services Pty Ltd, Locked Bag A14, Sydney South, NSW 1235, Australia, which must be received by the Company no later than Tuesday, 13 June 2023 at 10.00 am (AEST), being Monday, 12 June 2023 at 5.00 pm (PDT);
•sending a written notice of the revocation of your proxy to the Secretary of the Company at Limeade, 10885 NE 4Th Street, Suite 400, Bellevue, WA, 98004 or to its Share Registry at: c/o Link Market Services Pty Ltd, Locked Bag A14, Sydney South, NSW 1235, Australia, which must be received by the Company no later than Tuesday, 13 June 2023 at 10.00 am (AEST), being Monday, 12 June 2023 at 5.00 pm (PDT); or
•voting via the online platform during the Meeting.

If you are a holder of CDIs and you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those instructions by delivering to Link Market Services, no later than Monday, 12 June 2023 at 10.00 am (AEST), being Sunday, 11 June 2023 at 5.00 pm (PDT), a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent. In addition, if you are a holder of CDIs you may change your vote by completing a later-dated CDI Voting Instruction form to Link Market Services, no later than Monday, 12 June 2023 at 10.00 am (AEST), being Sunday, 11 June 2023 at 5.00 pm (PDT).

Can I submit questions before the meeting?

Yes, shareholders or CDI holders who are unable to attend the Meeting or who may prefer to register questions in advance are invited to do so.

Please log onto www.linkmarketservices.com.au, select ‘Ask a Question’, or alternatively email the Company Secretary [c/o] cosec@companymatters.com.au.

To allow time to collate questions and prepare answers, please submit any questions by Thursday, 8 June 2023 at 10.00 am (AEST), being Wednesday, 7 June 2023 at 5.00 pm (PDT). Questions will be collated and, during the AGM, the Chair will seek to address as many of the more frequently raised topics as possible. However, there may not be sufficient time available at the AGM to address all topics raised. Please note that individual responses will not be sent to shareholders.

What if there are technical issues during the virtual meeting?

In the event that technical issues arise during the Meeting, the Company will have regard to the impact of the technical issues on shareholders participating and casting votes online and the Chair of the Meeting may, in exercising his or her powers as the Chair, issue any instructions for resolving the issue and may continue the Meeting if it is appropriate to do so.

Who pays for the cost of proxy preparation and solicitation?

The Company pays for the cost of soliciting proxies, including preparation, printing and distributing this proxy statement, the Proxy Card, the annual report to shareholders and any other information furnished to shareholders. Following the distribution of proxy materials to shareholders, Limeade’s directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. The Company’s directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

Item 1 — Re-election of Class 1 Director - Ms Elizabeth Bastoni

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Board shall be divided into three classes, with each class being as equal in number as reasonably possible, designated: Class 1, Class 2 and Class 3.

The board of directors (the Board) proposes that Ms Elizabeth Bastoni, the Chair of the Board and a Class 1 director, whose term expires at the Meeting, be re-elected by shareholders at the Meeting as a Class 1 director.

As announced previously by the Company, Ms Lisa MacCallum, also a Class 1 director has served as a director since December 2019 and has informed the Company that she has decided not to stand for re-election at the Meeting. Ms. MacCallum’s decision not to stand for re-election was not due to a disagreement on any matter relating to the Company’s operations, policies or practices. Ms. MacCallum intends to serve out her remaining term, which expires at the Meeting. The Board has determined not to nominate a candidate to fill her vacancy at this time, and as such, a vacancy in Class 1 will exist until filled by the Board or a vote of our shareholders.

Elizabeth Bastoni – Chair, Non-executive Director - Background

Based in Seattle, Elizabeth has over 20 years serving Boards in executive, advisory and independent director roles. Elizabeth joined the Limeade Board in December 2019 as the Independent, Non-Executive Chair and and Chair of the Remuneration and Nomination Committee. Elizabeth brings expertise in establishing governance boundaries, enabling strategy development and leading effective oversight. She is an experienced Board Chair and former CHRO with a history of working successfully across the consumer goods, tech and hospitality industries.

Elizabeth also holds board roles with French consumer products company Société Bic (with her term to end as of 16 May 2023), where she chairs the Remuneration Committee and the Nomination, Governance and ESG Committee; France-based pharmaceutical company Europapi, where she chairs the Remuneration and Nomination Committee and is a member of the Audit Committee; Portuguese food distribution and specialty retail company Jerónimo Martins, where she serves as a member of the Audit Committee; and United Kingdom-based CNH Industrial N.V. (NYSE: CNHI), where she chairs the Human Capital and Compensation Committee. Elizabeth has also previously held a range of other board roles in Europe.

In her career as an executive, Elizabeth held executive leadership roles in human resources and communications with BMGI and Carlson. Earlier in her career she held global leadership positions with The Coca-Cola Company, Thales and Suez Environment. Elizabeth began her career in the International Tax Practice with KPMG in Europe.

Elizabeth holds a BA degree with a concentration in Accounting from Providence College, Rhode Island. She has a degree from Paris Sorbonne Université (Paris IV) in French Civilization and studied Art History at the Ecole du Louvre in Paris.

The Board confirms that it considers that Elizabeth Bastoni continues to meet the guidelines and requirements for independence outlined under the ASX Corporate Governance Principles and Recommendations (Fourth Edition), the Limeade Board Charter and other relevant independence standards.

Directors’ recommendation

The Board supports the re-election of Elizabeth Bastoni as she contributes to the Board significant experience and specialist skills in the areas of strategy, business development, management and governance.

Accordingly, the Directors (other than Ms Bastoni) unanimously support the re-election of Ms Bastoni and recommend that Shareholders vote in favor of this resolution.

Undirected Proxies

All available undirected proxies will be voted by the proxies named in the Proxy Card in favor of this resolution.

Fees Paid to Independent Registered Public Accounting Firm

Deloitte and Touche LLP was appointed as our independent registered public accounting firm by the Audit and Risk Management Committee for the fiscal year ended December 31, 2022. The following table presents fees for professional services rendered by Deloitte to us for the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees	622,134	330,000
Audit-Related Fees	517,000	—
Tax fees	—	—
All Other Fees	—	—
Total	1,139,134	330,000

Audit Fees - Consists of fees for services rendered for the audits of annual consolidated financial statements and the review of quarterly interim consolidated financial statements, review of documents filed with the SEC, and other services normally provided in connection with statutory or regulatory filings or engagements.

Audit-Related Fees - Consists of amounts billed in connection with the filing of our Registration Statement on Form 10, as amended and other regulatory filings.

All Other Fees - There were no fees billed by Deloitte for professional services rendered for other compliance purposes for the years ended December 31, 2022 and 2021.

DIRECTORS AND EXECUTIVES

Our directors and executive officers and their respective ages as of March 31, 2023 are listed below. Four out of seven (or 57%) of our directors are female.

Name	Age	Position
DIRECTORS:
Henry Albrecht	54	Chief Executive Officer, Executive Director
Elizabeth Bastoni	57	Chair, Non-Executive Director
Deven Billimoria	54	Non-Executive Director
Steve Hamerslag	66	Non-Executive Director
Lisa MacCallum	51	Non-Executive Director
Mia Mends	47	Non-Executive Director
Lisa Nelson	47	Non-Executive Director
EXECUTIVE OFFICERS:
Dave Smith	53	President and Chief Operating Officer
Elizabeth Carver	53	Chief People Officer
Dr. Patricia Fletcher	53	Chief Marketing Officer
Sarah Stephens Visbeek	39	General Counsel and Corporate Secretary
Paul Crick	43	Vice President, Finance and Controller

Henry Albrecht

Henry Albrecht, age 54, founded Limeade and has served as our CEO and a member of our board of directors since 2006. Mr. Albrecht has over two decades of senior management experience in the software industry. Prior to founding Limeade, Mr. Albrecht served as VP of Product Management at Bocada, Inc., an enterprise software company. Prior to that, he was a product, brand and business manager at Intuit Inc., a financial software vendor, where he launched several successful new businesses. Mr. Albrecht holds an MBA from Northwestern’s Kellogg School of Management with an emphasis in technology and marketing and a BA in economics and literature with honors from Claremont McKenna College. Mr. Albrecht continues to serve on our Board due to the deep institutional knowledge he brings as our founder and Chief Executive Officer and his business, industry and technology company experience.

Elizabeth Bastoni

Elizabeth Bastoni, age 57, joined our board of directors in December 2019 and serves as Chair of the Board as well as Chair of the Remuneration & Nomination Committee. Ms. Bastoni is an experienced independent director and executive with over 30 years of experience working in executive compensation, CEO succession, strategy, change management, acquisitions and tax. Ms. Bastoni served in executive leadership positions at a number of large-scale, global organizations including Carlson, The Coca-Cola Company, Thales, Suez Environment and KPMG. Ms. Bastoni holds a BA degree with a concentration in Accounting from Providence College, Rhode Island. She has a degree from Paris Sorbonne Université (Paris IV) in French Civilization and studied Art History at the Ecole du Louvre in Paris. Ms. Bastoni was selected to serve on the Board due to her extensive board and executive experience.

Deven Billimoria

Deven Billimoria, age 54, joined our board of directors in June 2021 and serves as a member of the Audit and Risk Management Committee. Mr. Billimoria previously served as the Chief Executive Officer & Managing Director of Smartgroup Corporation Limited, an ASX-listed public company that offers salary packaging, fleet management and other employee management services, for 18 years, retiring in February 2020. Mr. Billimoria was honored with CEO of the Year in 2013 by the Australian Human Resources Institute. He received his undergraduate degree from the University of California, Los Angeles and an MBA from Kellogg School of Management. Mr. Billimoria was selected to serve on the Board due to his executive experience at an Australian public company and his technology and executive experience.

Steve Hamerslag

Steve Hamerslag, age 66, joined our board of directors in 2012 and serves as a member of the Audit and Risk Management Committee. Mr. Hamerslag has over 34 years’ experience starting, growing and leading high tech enterprises. His knowledge of enterprise technology solutions is further leveraged by his extensive sales, marketing and general management experience, having started and acted as CEO of two publicly held companies. Since 2006, Mr. Hamerslag has served as a Managing Director and co-founder of TVC Capital. Prior to founding TVC Capital, Mr. Hamerslag served as President and CEO of J2 Global Communications, a provider of communication services, and founded MTI Technology, a provider of enterprise storage solutions. Mr. Hamerslag was recognized as the Ernst & Young National Entrepreneur of the Year and the Orange County High Technology Entrepreneur of the Year. Mr. Hamerslag currently serves on the board of directors of publicly held CorVel Corporation as well as privately held LiquidPlanner, Celigo, CreatorIQ, eVisit and SpotHopper. Mr. Hamerslag holds a BA in Economics from the University of California, Berkeley. Mr. Hamerslag was selected to serve on the Board due to his executive and board experience, as well as his extensive financial and technology industry experience.

Lisa MacCallum

Lisa MacCallum, age 51, joined our board of directors in December 2019 and serves as a member of the Remuneration & Nomination Committee. Ms. MacCallum will cease to serve as a member of our board of directors when her term as a director expires at the AGM. Ms. MacCallum has worked for over 25 years across a range of sectors including consumer goods, media and education, telecommunications and international development. Ms. MacCallum is the founder of Inspired Companies, a brand strategy and purposeful business-focused enterprise, and has served as its Chief Strategist since November 2014. Before this, Ms. MacCallum served at Nike, Inc. for 13 years, including in executive and leadership roles in commercial and brand strategy and as VP of Nike’s Corporate Philanthropy and Global Community Investments. Prior to joining Nike, Ms. MacCallum co-founded a Tokyo-based multi-media and executive education company, Business Breakthrough, Inc. Lisa is currently a non-executive director of Bond University Australia Limited and of Adani Transmission Limited. She served a full term as a board committee member for British Telecom’s Sustainable Business and ESG 2015 to 2018. Ms. MacCallum serves as a Global Ambassador for World Benchmarking Alliance, an Advisory Board member of Meaningful Business and a member of the External Board of ESG Advisors for KAO Corporation, Japan. She has completed studies at Bond University, Harvard Business School and Oxford University. Ms. MacCallum was selected to serve on the Board due to her extensive executive experience and expertise in governance , purposeful business, strategic communications, and business strategy.

Mia Mends

Mia Mends, age 47, joined our board of directors in December 2019 and serves as a member of the Remuneration & Nomination Committee. Ms. Mends is an experienced executive with over 20 years’ experience working in marketing and employee benefits. Ms. Mends is currently the Chief Executive Officer of Cushman Wakefield Services (CWS), a services arm of the commercial real estate firm, Cushman & Wakefield, a role she has held since June 2022. Prior to this, Ms. Mends held a number of executive roles with Sodexo, including as CEO of Inspirus, Sodexo Benefits and Reward Services, USA from September 2016 through July 2019 and Chief Administrative Officer of Sodexo & SodexoMAGIC from March 2019 through May 2021, and CEO, Impact Ventures, Sodexo North America & Global Chief Diversity, Equity & Inclusion Officer from May 2021 through June 2022. Ms. Mends has also served in executive roles at Noventis (formerly PreCash) and United Airlines Loyalty Services. Ms. Mends co-founded the organization Seven Sisters to Sisters and serves on the boards of Girls Inc. and EMERGE, a nationally-recognized program that helps first-generation and low-income students attend and graduate from top colleges and universities. She currently serves on the boards of two public companies, H&R Block and Mercury Ecommerce Acquisition Corp. Ms. Mends holds an MBA from Harvard Business School and a BA in Economics from Wellesley College. Ms. Mends was selected to serve on the Board due to her executive experience and marketing and employee benefits expertise.

Lisa Nelson

Lisa Nelson, age 47 joined our board of directors in July 2022and serves as the Chair of the Audit and Risk Management Committee. Ms. Nelson is an independent board director and corporate advisor. Ms. Nelson brings to Limeade insights, skills, and experiences honed over 25 years working as a senior executive and corporate advisor at Fortune 500 companies, particularly in the technology and financial services industries. Prior to leaving Microsoft in October 2019, she was Co-Founder and Managing Director of Microsoft’s corporate venture fund, M12, which invested in more than 80 early-stage startups around the globe. From 2015 to 2019, Ms. Nelson was the Chief Operating Officer, Global Business Development and during her 14-year tenure at Microsoft, she also held the positions of Chief of Staff, Global Finance, and Director of Investor Relations. Ms. Nelson currently serves on the board of directors of publicly held Astra Space (Nasdaq: ASTR), as well as on the boards of Brooks Running, DNA Seattle, and Seattle Bank. She holds a BA in Business Administration, Finance and Statistics from the University of Washington. Ms. Nelson was selected to serve on the Board due to her extensive technology, executive and board experience and her knowledge of the SaaS market.

Dave Smith

Dave Smith, age 53, is the President and Chief Operating Officer, a role he has held since November 2022. Previously, Mr. Smith was General Manager of our Listening business, a role he has held since August 2021. From October 2019 to July 2021, Mr. Smith served as the President & COO of TINYPulse, a company we acquired in July 2021. He has held senior positions at multiple high growth Venture Capital and Private Equity backed HR technology, data and consumer companies. Mr. Smith was Chief Revenue Officer since 2009 and Chief Product Officer from April 2014 to May 2020 of PayScale, Inc. Before this, he led CareerBuilder UK as Managing Director and held critical positions at Unicru/Kronos in the hiring and recruitment space. He holds a BS in Business, Marketing from the University of Oregon and an MBA from Portland State University.

Elizabeth Carver

Elizabeth Carver, age 53, is our Chief People Officer, a role she has held since June 2021. Prior to joining Limeade, Ms. Carver served in various roles at ExxonMobil, including as Business Human Resources Leader from August 2020 to February 2021, Global Organization Effectiveness Vice President from May 2013 to August 2020, and Americas Compensation & Benefits Design Senior Director from June 2008 to May 2013. During her 27-year tenure at ExxonMobil, she directed talent strategy development and implementation across multiple businesses and regions. Ms. Carver holds a BA in Biology and Psychology from Wellesley College, and a Masters in Industrial and Labor Relations from Cornell University.

Paul Crick

Paul Crick, age 43, is our Vice President of Finance and Controller, a role he has held since January 2023. Prior to this he was our Controller since July 2021. Prior to joining Limeade, he was the Controller for AlphaCard Systems from August 2016 to July 2021 and held previously SEC-reporting and internal control roles at XPO Logistics from January 2014 to August 2016. Mr. Crick has held other accounting positions at other companies since 2006. He holds a BS in Accounting from Portland State University.

Dr. Patricia Fletcher

Dr. Patricia Fletcher, age 53, is our Chief Marketing Officer, a role she has held since December 2021. Prior to joining Limeade, Dr. Fletcher was the Co-Chief Marketing Officer, Vice President of Brand Marketing at Workhuman from April 2020 to December 2021. Prior to this, she served as Workplace Equity and Disruption Futurist at HR.com from May 2019 to March 2020 and as Leadership Futurist and Global Vice President of Tools & Technology Solution Marketing from 2015 to March 2019. She previously held executive positions at HIS Markit, IBM, and SAP. She currently serves on the boards of The KUR, Fast Company, and EnterpriseAlumni, is a founding member of Board++, and is currently Executive-in-Residence at Babson College WINLab, on the Supervisory Board at Southern New Hampshire University, a founding member Entrepreneur Magazine Mentors, and formerly EIR at the Simmons University Entrepreneurship program. Dr. Fletcher holds a BSC in Business Administration and Doctorate of Management in Organizational Leadership from the University of Phoenix. She holds an MBA from the London School of Business, Richmond University.

Sarah Stephens Visbeek

Sarah Stephens Visbeek, age 39, is our General Counsel and Corporate Secretary, a role she has held since August 2022 and was previously our Vice President of Legal and Corporate Secretary. Prior to joining Limeade, she was the Interim General Counsel at Big Fish Games from February 2021 to July 2021 and previously held the role of Director & Senior Corporate Counsel, Legal starting in September 2019 and Corporate Counsel in August 2018. Prior to this, she was Senior Associate Attorney at Williams Kastner from 2016 to August 2018 and Associate Attorney at Forsberg & Umlauf, P.S., from 2010 to 2015. She holds a BA in Theology, Theological Studies from Seattle Pacific University and JD from Seattle University School of Law.

EXECUTIVE COMPENSATION

The following discussion and analysis of compensation arrangements should be read with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans and expectations regarding future compensation programs. The actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.

This section describes the material elements of the compensation awarded to, earned by, or paid to our Chief Executive Officer, Henry Albrecht, and our two most highly compensated executive officers (other than our Chief Executive Officer), Dave Smith, our President and Chief Operating Officer and Mitch Risner, our Chief Growth Officer, for our fiscal year ended December 31, 2022. These executives are collectively referred to in this “Executive Compensation” section as our named executive officers. As an “emerging growth company” as well as a “smaller reporting company”, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

2022 Summary Compensation Table

The following table provides information regarding compensation paid to, received by, or earned during each of fiscal year 2022 and 2021 by each of our named executive officers.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation(5)	Total
Henry Albrecht, CEO	2022	$450,000	$318,750	$—	$400,000	$9,150	$1,177,900
	2021	425,000	148,750	—	1,109,063	8,700	1,691,513
Dave Smith(6), President and COO	2022	360,000	—	68,240	578,880	8,550	1,015,670
	2021	300,000	57,140	—	223,240	—	580,380
Mitch Risner(7), Former Chief Growth Officer	2022	290,000	224,151	—	77,361	125,113	716,625
	2021	280,000	129,231	—	487,200	1,400	897,831
_______________
1.Amounts reported reflect base salary earned/paid during the year.
2.Amounts reported reflect bonuses determined at the discretion of the Board for 2021 and per plan for 2022. Note that Mr. Smith was awarded RSUs for bonus in lieu of cash for 2022.
3.Amount reported reflects the grant date fair value of restricted stock units (“RSUs”) granted to Mr. Smith under the 2019 Omnibus Incentive Plan, computed in accordance with FASB ASC Topic 718. For assumptions used in valuing the RSUs, please see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K.
4.Amounts reported reflect the aggregate grant date fair value of stock options granted to the named executive officers during the applicable year, computed in accordance with FASB ASC Topic 718, without regard to estimated forfeitures related to service-based vesting conditions. For assumptions used in the calculation of these amounts, see Note 10 to our consolidated financial statements included elsewhere in this Annual Report on Form 10-K.
5.Amounts in this column for fiscal year 2022 consist of Company made matching 401(k) plan contributions and for Mr. Mitch Risner also includes $122k of commissions paid.
6.Dave Smith was promoted to President and Chief Operating Officer on November 7, 2022. He was earlier the GM of the TINYpulse division.
7.Mitch Risner resigned from the Company effective March 15, 2023.

Narrative Disclosure to Summary Compensation Table

Base Salary

The initial base salaries of our named executive officers were set forth in their respective employment agreements and have been periodically reviewed by the Remuneration & Nomination Committee. The base salaries of our named executive officers as of December 31, 2022 were Henry Albrecht, $490,000; Dave Smith, $360,000; and Mitch Risner, $288,333.

Bonus

Our named executive officers are eligible to participate in our incentive bonus program, which provides an annual bonus opportunity linked to performance targets determined by the Board. These targets are established to promote and reward outstanding performance, beyond what is expected in the ordinary course of business.

The bonus is either set as a fixed dollar amount or as percentage of the base salary set forth in the executive’s employment agreement. For 2022 the maximum incentive bonus was $0.5 million for Henry Albrecht; $0.3 million for Mitch Risner; and 800,000 RSUs for Dave Smith. Performance targets determined by the Board in relation to 2022 were based on total CARR achieved, adjusted EBIDTA achieved and leadership performance while displaying Limeade values and culture. These performance targets were partially met and the resulting payout is included in the Bonus column above.

For 2021 the maximum target opportunity was 70% of base salary or $0.3 million for Henry Albrecht; 40% of base salary or $0.1 million for Dave Smith; and 92% of base salary or $0.3 million for Mitch Risner. Performance targets determined by the Board in relation to 2021 were based on total CARR achieved, specific metrics related to each role, and leadership performance while displaying Limeade values and culture. These performance targets were not met but the board exercised its discretion in awarding extraordinary payments in the amounts included in the Bonus column above.

Stock and Option Awards

Our named executive officers are also eligible to participate in our long-term incentive compensation program. Under this program, executive officers may receive stock-based awards, which consists primarily of stock option grants under our 2019 Omnibus Incentive Plan, with vesting subject to the satisfaction of time-based vesting conditions and, for the stock options granted to Mr. Albrecht in 2022 and 2021, vesting over a period of three years subject to financial performance-based vesting conditions. All vesting is subject to continuous service and options expire 10 years following the grant date and have an exercise of no less than the fair market value on the date of grant. Options with time-based vesting typically vest over four years with 25% vesting on the one-year anniversary of the vesting commencement date and the remaining 75% vesting each month or quarter thereafter for the next three years.

The performance criteria for Mr. Albrecht’s 2021 option award are as follows:

a.Mr. Albrecht will be entitled to the full award only if Limeade achieves certain CARR targets set at 12.5% to 15% compounded annual growth of CARR over the three-year period between January 1, 2021 and December 31, 2023. If the compounded annual growth is less than 12.5%, no options will vest under the award. The actual number of options to vest for performance between 80% and 100% of target will be calculated on a straight line method.

b.Satisfaction of the performance criteria set forth above will be determined by the Board in its sole discretion on the first Board Meeting following December 31, 2024.

The performance criteria for Mr. Albrecht’s 2022 option award are as follows:

a.Mr. Albrecht will be entitled to the full award only if Limeade achieves certain CARR targets set at 80 and 100% of the target CARR over the three-year period between January 1, 2022 and December 31, 2024. If performance is less than 80%, no options will vest under the award. The actual number of options to vest for performance between 80% and 100% of target will be calculated on a straight line method.

b.Satisfaction of the performance criteria set forth above will be determined by the Board in its sole discretion on the first Board Meeting following December 31, 2024.

The performance criteria for Mr. Smith’s 2022 option award are as follows:

a.Mr. Smith will be entitled to the full award only once he purchases the lesser of 500,000 shares or $125,000 of Limeade stock before June 30, 2023.

b.Satisfaction of the performance criteria set forth above will be determined by the Board in its sole discretion.

Agreements with our Named Executive Officers

Remuneration and other terms of employment for each of the named executive officers are formalized in employment agreements. All have entered into the Limeade standard Confidentiality, Non-competition, and Invention Assignment Agreement, which imposes non-solicitation of employees and customers, and restraint of trade (non-competition) covenants during employment and for one year following termination of their employment with Limeade.

Employee Retirement Benefits and Perquisites

We currently provide our named executive officers with the same broad-based health and welfare benefits, including health care coverage and life insurance, which are available to our U.S.-based full-time employees. In addition, we offer a salary deferral 401(k) plan for our U.S. employees, including the named executive officers. The plan allows employees to contribute a percentage of their pretax earnings annually, subject to limitations imposed by the Internal Revenue Service. The plan also allows the Company to make a matching contribution, subject to certain limitations. For 2021, the Company made matching 401(k) plan contributions of up to 3%. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers. In addition, we do not currently provide any perquisites to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers at December 31, 2022, which were granted under our 2019 Omnibus Incentive Plan and its predecessor plans.

		Option Awards
	Grant Date	Vesting Start Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Henry Albrecht	4/18/2017	4/18/2017		200,000	—	(1)	0.1325	4/18/2027
	6/12/2020	6/12/2020		231,874	139,126	(1)	0.8897	6/11/2030
	6/18/2021	2/28/2021		—	1,854,000	(2)	0.5982	6/18/2031
	9/1/2022	1/1/2023		—	2,326,666	(3)	0.1706	9/1/2032
Dave Smith	8/1/2021	8/1/2021	`	400,000	—	(1)	0.5581	8/1/2031
	8/30/2022	7/19/2023			3,200,000	(4)	0.1809	8/30/2032
Mitch Risner	4/18/2017	1/01/2018		40,000	—	(1)	0.1325	4/18/2027
	4/18/2017	1/01/2018		—	40,000	(1)	0.1325	4/18/2027
	12/31/2017	1/01/2018		200,000	—	(1)	0.1325	12/31/2027
	12/31/2017	1/18/2018		200,000	—	(1)	0.1325	12/31/2027
	4/26/2018	1/01/2019		120,000	—	(1)	0.13875	4/26/2028
	4/26/2018	1/01/2019		120,000	—	(1)	0.13875	4/26/2028
	4/17/2019	1/01/2020		100,000	—	(1)	0.19875	4/17/2029
	4/17/2019	1/01/2020		—	100,000	(1)	0.19875	4/17/2029
	5/26/2020	4/01/2021		175,978	81,250	(1)	0.8975	5/26/2030
	5/26/2020	4/01/2021		2,772	—	(1)	0.8975	5/26/2030
	2/24/2021	2/01/2022		54,954	92,016	(1)	1.21803	2/24/2031
	2/24/2021	2/01/2022		145,046	107,984	(1)	1.21803	2/24/2031
	2/23/2022	2/23/2025		—	83,593	(1)	0.2892	2/23/2032
	2/23/2022	2/23/2023		—	183,907	(1)	0.2892	2/23/2032
________________
1.Reflects stock option awards that vest over a four-year period as follows: 25% of the shares vest on the one-year anniversary of the vesting commencement date, and, thereafter, the remaining 75% vest in equal monthly installments over the remaining three years, subject to continuous service with us through each vesting date. The options have a ten-year term, subject to earlier termination in the event of termination of service. Options may be subject to accelerated vesting upon termination of employment in connection with a change in control, as described below.
2.Reflects stock option award that vests based on the satisfaction of performance-based vesting conditions over a three-year period ending December 31, 2023. See “Stock Awards and Option Awards” for additional detail regarding the performance vesting conditions.

3.Reflects stock option award that vests based on the satisfaction of performance-based vesting conditions over a three-year period ending December 31, 2024. See “Stock Awards and Option Awards” for additional detail regarding the performance vesting conditions.
4.Reflects stock option award that vests based on the satisfaction of performance-based vesting conditions. See “Stock Awards and Option Awards” for additional detail regarding the performance vesting conditions.

Potential Payments upon Termination of Employment

Henry Albrecht. Pursuant to Mr. Albrecht’s amended employment agreement dated April 24, 2022, if his employment is terminated by the Company without cause or by him for good reason but not in the case of a change in control (as the terms “cause,” “good reason,” and “change in control” are defined in the employment agreement), he will be entitled to an amount equal to 12 months of his then-current base salary, payable over a 12-month period along with reimbursement for health coverage premiums paid. In the event of a change in control, if Mr. Albrecht’s employment is terminated by the Company without cause or by him for good reason within 3 months prior to or 18 months after the change in control event, he will be entitled to an amount equal to 18 months of his then-current base salary, payable over a 18 month period along with reimbursement for health coverage premiums paid, and full acceleration of any time-based unvested stock options or other time-based equity-compensation awards, and full payment of any granted performance-based awards including full acceleration of any time-based unvested stock options or other time-based equity compensation awards if applicable, as defined by at the granting of such award. Mr. Albrecht will be subject to non-compete, non-solicitation for a period of 12 months after termination of his employment for any reason.

Dave Smith and Mitch Risner. Pursuant to the employment agreements entered into on July 14, 2022 and March 1, 2022, respectively, if the employment of Mr. Smith or Mr. Risner is terminated by the Company without cause or by them for good reason but not in the case of a change in control (as the terms “cause,” “good reason,” and “change in control” are defined in the employment agreement), they will be entitled to an amount equal to 6 months of their then-current base salaries, payable over a 6-month period along with reimbursement for health coverage premiums paid. In the event of a change in control, if their employment is terminated by the Company without cause or by them for good reason within 3 months prior to or 12 months after the change in control event, they will be entitled to an amount equal to 12 months of their then-current base salaries, payable over a 12-month period along with reimbursement for health coverage premiums paid, full acceleration of any time-based unvested stock options or other time-based equity-compensation awards and full payment of any granted performance-based awards, including full acceleration of any time-based unvested stock options or other time-based equity compensation awards if applicable, as defined by at the granting of such award.

Equity Plans

2006 Stock Plan and 2016 Stock Plan

The Company adopted the 2006 Stock Plan, as amended and restated (the “2006 Plan”), in 2006. The 2006 Plan was succeeded by the 2016 Stock Plan, as amended and restated, adopted in 2016. The purposes of the 2006 Plan and the 2016 Plan (the “Prior Plans”) were to attract and retain the best available personnel for the positions of substantial responsibility, to provide additional incentives to employees and consultants and to promote the success of the Company’s business. The number of shares of our common stock authorized for issuance under the 2006 Plan was 5,831,913 Shares. As of December 31, 2022, there were 485,672 shares subject to options issued and outstanding under the 2006 Plan. The number of shares of our common stock authorized for issuance under the 2016 Plan was 27,468,202 shares. As of December 31, 2022, there were 5,777,236 shares subject to options issued and outstanding under the 2016 Plan. No additional awards may be granted under the Prior Plans. All outstanding awards granted under the Prior Plans will remain subject to the terms of the relevant Prior Plan.

2019 Omnibus Incentive Plan

On December 15, 2019 the board of directors, upon the recommendation of the Remuneration & Nomination Committee, adopted the 2019 Omnibus Incentive Plan (the “2019 Plan”), which was subsequently approved by the Company’s shareholders at the Company’s annual meeting, as a replacement for the 2016 Plan. The following summary of the 2019 Plan is not a complete description of all provisions of the 2019 Plan and is qualified in its entirety by reference to the 2019 Plan.

Purpose. The purposes of the 2019 Plan are to attract and retain the best available personnel for the Company and its affiliates, to provide additional incentives to such personnel and to promote the success of the business of the Company and its affiliates.

Administration. The 2019 Plan is administered by the Remuneration & Nomination Committee (the “Committee”), the board of directors acting as the Committee, or those persons to whom administration of the 2019 Plan, or part of the 2019 Plan, has been delegated as permitted by the terms of the 2019 Plan and applicable law. As used in this summary, the term “Committee” refers to the Board or the Remuneration & Nomination Committee and its authorized delegate, as applicable. The Committee will have the authority, among other things, to construe and interpret the 2019 Plan and any agreement or document executed according to the 2019 Plan, grant awards and determine their terms, and make all other determinations necessary or advisable for the administration of the 2019 Plan. The Committee may grant awards that vest based on continued service or the achievement of certain pre-established performance goals during a designated performance period, or a combination of the foregoing. The Committee may also reduce or waive any performance criteria with respect to performance goals, or adjust performance goals to take into account changes in law and accounting or tax rules as the board of directors deems necessary or appropriate, or to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. The Committee may also adjust or eliminate the compensation or economic benefit due upon attainment of performance goals in its sole discretion, subject to any limitations contained in the award agreement and compliance with applicable law.

Eligibility. Employees, including officers, directors, and consultants of the Company and our subsidiaries are eligible to participate in the 2019 Plan. Eligibility for stock options intended to be incentive stock options under the U.S. Internal Revenue Code is limited to our employees or employees of a “parent corporation” or “subsidiary corporation” (as defined in the Internal Revenue Code) of the Company. All other awards may be granted to employees, including officers, non-employee directors and consultants, and the employees and consultants of our affiliates.

Aggregate Share Limit. Subject to any capitalization adjustment, and subject to the “evergreen” provision described below, the total number of shares of common stock reserved and available for grant and issuance pursuant to the 2019 Plan is 46,822,211 (the “initial share pool”). The initial share pool will automatically increase on January 1 of each year from 2021 through 2029 by a number of shares equal to the lesser of 1% of the total number of shares of common stock outstanding on December 31st of the immediately preceding calendar year, or a lesser number of shares as determined by the Board (the initial share pool, as so increased, the “share reserve”). As of December 31, 2022, the share reserve reflecting share increases from the evergreen provision was 54,281,114 . In addition, shares subject to awards under the 2019 Plan that are cancelled, forfeited or settled in cash, are used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to an award, are repurchased by the Company in connection with a forfeiture provision or repurchase right, or are surrendered under a repricing or exchange program will be returned to the share reserve and will be available for re-issuance in connection with subsequent awards under the 2019 Plan. Subject to any capitalization adjustment, the maximum number of shares of common stock that may be issued on the exercise of ISOs under the 2019 Plan is 46,822,211 shares.

Shares/CDI’s. Shares issued under the 2019 Plan may be previously unissued shares or reacquired shares. Limeade will deliver one CDI in lieu of an entitlement to receive one Share under the 2019 Plan.

Director Limits. The maximum number of shares of our common stock subject to grants (and the amount of cash subject to cash-settled grants) granted under the 2019 Plan or otherwise during any calendar year to any non-employee director for service on the board of directors, together with any cash fees paid by the Company to such non-employee director during such calendar year for service on the board, will not exceed $650,000 in total value.

Types of Awards. The 2019 Plan provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance-based awards and other awards (that are based in whole or in part by reference to the Limeade common stock).

Stock Options and SARs. The administrator may grant stock options, including incentive stock options, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured.

Restricted and Unrestricted Stock and Stock Units. The administrator may grant awards of stock, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is stock subject to restrictions requiring that it be redelivered or offered for sale to us if specified conditions are not satisfied.

Performance Awards. The administrator may grant performance awards, which are awards subject to performance conditions.

Other Stock-Based Awards. The administrator may grant other awards that are convertible into or otherwise based on shares of our common stock, subject to such terms and conditions as are determined by the administrator.

Substitute Grants. The administrator may assume or substitute outstanding awards granted by another company whether in connection with an acquisition or otherwise. Such grants may have terms and conditions that may differ from the terms and conditions of the 2019 Plan.

Exercise Price or Purchase Price. The exercise price of an option or stock appreciation right will be such price as is determined by the Board and set forth in the award agreement. However, (i) in the case of an incentive stock option granted to a ten percent holder (as defined in the 2019 Plan), the exercise price will be no less than 110% of the fair market value on the date of grant and (ii) granted to any other employee, the exercise price will be no less than 100% of the fair market value on the date of grant, and (iii) in the case of a non-statutory stock option or stock appreciation right, the exercise price will be such price as is determined by the Committee, provided that, if the exercise price is less than 100% of the fair market value on the date of grant, it will otherwise comply with all applicable laws. The purchase price for shares issued pursuant to a restricted stock grant, if any, will be determined by the Committee on the date the restricted stock grant is granted and, if permitted by applicable law, no cash consideration will be required in connection with the payment for the purchase price where the Committee provides that payment will be in the form of services previously rendered.

Vesting and Exercise. Options and stock appreciation rights generally will become exercisable when the applicable vesting conditions have been satisfied. Other awards generally will vest and/or be settled by delivery of shares (or CDIs or cash, where applicable) when the applicable vesting or performance conditions have been satisfied. To the extent permitted by applicable law, the Committee, in its sole discretion, may determine that the delivery of CDIs or shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any award may be deferred and may establish programs and procedures for deferral elections to be made by award holders. Deferrals by award holders will be made in accordance with Section 409A of the Code, if applicable, and any other applicable law.

Lapsing and Forfeiture. No option or stock appreciation right will be exercisable after the expiration of ten years from the date the option or stock appreciation right is granted, or such shorter period specified in the award agreement. In addition, in the case of an incentive stock option granted to a person who, at the time the incentive stock option is granted, is a ten percent holder, such option may not be exercisable after the expiration of five years from the date the incentive stock option is granted. Other awards will become subject to forfeiture or compulsory transfer on the occurrence of a date or circumstance specified in the award agreement, such as failure to satisfy a vesting or performance condition.

Transfer Restrictions. Under the 2019 Plan, the Committee may provide for limitations on the transferability of awards in its sole discretion. Awards are generally not transferable other than by will or the laws of descent and distribution, unless otherwise provided by the Committee.

Effect of a Change in Control. In the event of a change in control (as defined in section 17.6 of the 2019 Plan), all outstanding options or other forms of incentive issued under the 2019 Plan and the Prior Plans shall be subject to the agreement evidencing the change in control agreement which shall provide for all outstanding grants in one or more of the following ways:

a.Continuation of the award if the Company is the successor entity
b.Assumption of the award by the successor or acquiring entity
c.Substitution of the award by the successor or acquiring entity of equivalent awards with substantially the same terms
d.The full or partial acceleration of exercisability or vesting
e.The settlement of the award, whether or not then vested or exercisable, in cash or other consideration with an equivalent fair market value, which may be subject to vesting conditions similar to the original award
f.The cancellation of the award in exchange for no consideration.

Fair Market Value. Fair Market Value means, as of any date, the per share value of our common stock determined as follows: If our common stock is not publicly traded and listed on a national securities exchange but CDIs are publicly traded and are then listed on the ASX (or any successor or replacement exchange) its closing price, as adjusted proportionately to give effect to the ratio of shares underlying a CDI, on the date of determination on such exchange on which the CDIs are listed or admitted to trading as reported by the ASX or such other source as the Committee deems reliable, unless another method is approved by the Committee and subject to compliance with applicable law (including Section 409A of the Code).

Adjustment of Shares. If the number of outstanding shares of our common stock is changed or the value of the shares is otherwise affected by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company or any similar equity restructuring transaction without consideration (a “capitalization adjustment”), then (a) the maximum number and class of shares or type of security reserved for issuance and future grant from the share reserve, including returning shares, (b) the exercise price, purchase price, and number and class of Shares or type of security subject to outstanding grants, and (c) the number and class of shares subject to the incentive stock option limit, will be proportionately adjusted, subject to any required action by the board of directors or the shareholders of the Company and in compliance with applicable laws, except that fractions of a share will not be issued.

Effect of Termination of Employment or Service

Termination for Cause. If a grantee’s Continuous Service Status (as defined in the 2019 Plan) is terminated for cause, the grantee’s options or stock appreciation rights will terminate and be forfeited immediately upon the grantee’s termination of Continuous Service Status, and the grantee will be prohibited from exercising any portion (including any vested portion) of such grants on and after the date of such termination of Continuous Service Status. If a grantee’s Continuous Service Status is suspended pending an investigation of whether the grantee’s Continuous Service Status will be terminated for cause, all of the grantee’s rights under any option or stock appreciation right, including the right to exercise the grants, shall be suspended during the investigation period.

Post-Termination Exercise Period. Unless explicitly provided otherwise in a grantee’s grant agreement, if a grantee’s Continuous Service Status is terminated, the grantee (or his or her legal representative, in the case of death) may exercise his or her option or stock appreciation right (to the extent such grant was exercisable on the termination date) within the following period of time following the termination of the grantee’s Continuous Service Status: (a) three months following a termination of a grantee’s Continuous Service Status by the Company without cause or by the grantee for any reason (other than due to death or disability); (b) six months following a termination due to the grantee’s disability; (c) 12 months following a termination due to the grantee’s death; and (d) 12 months following the grantee’s death, if such death occurs following the date of such termination but during the period such grant is otherwise exercisable (as provided in clauses (a) or (b) above). Following the termination date, to the extent the grantee does not exercise such grant within the applicable post-termination exercise period (or, if earlier, prior to the expiration of the maximum term of the grant), such unexercised portion of the grant will terminate, and the grantee will have no further right, title or interest in the terminated grant.

Clawback. All grants granted under the 2019 Plan will be subject to clawback or recoupment under any clawback or recoupment policy adopted by the board of directors or the Committee or required by applicable law during the term of the grantee’s employment or other service with the Company that is applicable to officers, employees, directors or other service providers. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in a grant agreement as the Committee determines necessary or appropriate.

Director Compensation

Compensation for our non-employee directors is established by our Board of Directors in its discretion, subject to certain limitations set forth in the Company’s 2019 Omnibus Incentive Plan. The Board approved non-employee director compensation for the year ended December 31, 2022 as described below. No changes were made to director compensation for the year ending December 31, 2022.

Under the policy, all non-employee directors are entitled to receive the following cash compensation, payable in quarterly installments:

Retainer	Amount
Chair of Board of Directors	$110,000
Other Members of Board of Directors	70,000
Chair of Committee Additional Compensation
Audit & Risk Management Committee	10,000
Remuneration & Nomination Committee	10,000
Committee Member Additional Compensation
Audit & Risk Management Committee	5,000
Remuneration & Nomination Committee	5,000

Directors may be reimbursed for travel and other expenses incurred in attending to the Company’s business affairs, including attending and returning from meetings of the Board or committees of the Board or meetings of shareholders. Any director who devotes special attention to the business of the Company or who performs services which, in the opinion of the Board, are outside the scope of ordinary duties of a director, may be remunerated for the services (as determined by the Board) out of the funds of the Company. There are no retirement benefit schemes for directors.

2022 Director Compensation Table

The following table provides information regarding total compensation paid to non-employee directors during the year ended December 31, 2022. Directors who are also our employees, such as Mr. Albrecht, receive no additional compensation for their service as directors. Mr. Albrecht’s compensation is presented in the tables summarizing named executive officer compensation in the section “Executive Compensation--2022 Summary Compensation Table.” Mr. Hamerslag did not receive any compensation for his service as a director in 2022. Mr. Ackerley declined director compensation as he held stock options, however, Mr. Ackerley did receive the compensation for his role as the head of the Audit and Risk Management Committee.

Name	Fees Earned or Paid in Cash
Elizabeth Bastoni	$120,000
Lisa MacCallum	75,000
Mia Mends	75,000
Deven Billimoria	75,000
Lisa Nelson(1)	36,438
Chris Ackerley(2)	5,500
Henry Albrecht	—
Steve Hamerslag	—
____________
1.Ms. Nelson was appointed on July 18th, 2022, the date of the Company’s 2022 annual general meeting of shareholders.
2.Mr. Ackerley’s term as director ended as of July 18, 2022, the date of the Company’s 2022 annual general meeting of shareholders.

As of December 31, 2022, Mr. Ackerley held stock options for 660,000 shares and as such no additional director’s fee was paid to him. None of the other non-employee directors held equity awards as of year-end.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock (including shares underlying all issued and outstanding CDIs) as of March 31, 2023, of the Company by (i) each person who, to the Company’s knowledge, owns more than 5% of its common stock, (ii) each of the Company’s named executive officers and directors, and (iii) all of the Company’s executive officers and directors as a group. Shares of our common stock subject to options, warrants, or other rights currently exercisable, or exercisable within 60 days of March 31, 2023, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. As of March 31, 2023, the Company had 258,177,147 shares of common stock issued and outstanding, including all shares of common stock underlying issued and outstanding CDIs. Unless otherwise indicated on the table, the address of each of the individuals named below is: c/o Limeade, Inc., 10885 NE 4th Street Suite #400, Bellevue, WA 98004, USA.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Perennial Value Management[1]	35,487,982	13.72%
Australian Ethical Investment[2]	34,165,864	13.21%
TVC Capital II LP and TVC Capital Partners II LP3	36,658,282	14.17%
Oak HC/FT Partners LP4	27,380,178	10.58%

Directors and Executive Officers
Henry Albrecht[5]	40,774,276	15.76%
Steve Hamerslag[3]	36,658,282	14.17%
Deven Billimoria	475,831	0.18%
Lisa MacCallum	10,000	—%
Elizabeth Bastoni	—	—%
Lisa Nelson	—	—%
Mia Mends	—	—%
Dave Smith	400,000	—%
Elizabeth Carver	414,210	0.2%
Dr. Patricia Fletcher	312,500	0.1%
Sarah Stephens Visbeek	117,687	—%
Paul Crick	43,093	—%
Mitch Risner[6]	2,425,625	0.9%
All directors and executives as a group (13 individuals)	81,631,504	31.6%

1.Andrew Smith, as portfolio manager for Perennial Value Management (“Perennial”), may be deemed to exercise voting and investment power with respect to the shares beneficially owned by Perennial. The address for Perennial is 88 Phillip Street Sydney Level 27 Sydney, NSW 2000 Australia.
2.Andre Gracey, as portfolio manager for Australian Ethical Investment (“Australian Ethical”), may be deemed to exercise voting and investment power with respect to the shares beneficially owned by Australian Ethical. The address for Australian Ethical is Level 8, 130 Pitt Street Sydney, NSW 2000.
3.Steve Hamerslag, is a Managing Partner of TVC Capital which manages TVC Capital II LP (which together with TVC Capital Partners II LP owns 36,658,282 shares), which is listed as a substantial shareholder of the Company and may be deemed to exercise voting and investment power with respect to the shares beneficially owned by TVC Capital Partners II LP. The address for both TVC Capital II LP and TVC Capital Partners II LP is 11710 El Camino Real San Diego, CA 92130.
4.Andrew Adams, as Managing Partner of Oak HC/FT Partners LP (“Oak”), may be deemed to exercise voting and investment power with respect to the shares beneficially owned by Oak. The address for Oak is 55 West 94th Place Crown Point, IN 46307

5.Consists of (i) 40,311,485 shares held directly by Mr. Albrecht, and (ii) 462,791 shares of Common Stock issuable pursuant to stock options vested and exercisable within 60 days of March 31, 2023.
6.Shares represent options to purchase 2,425,625 shares. Mr. Risner resigned from the Company effective March 15, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Party Transactions

Other than the current employment agreements between the Company and each of its executive officers, there are no existing agreements or arrangements and there are no currently proposed transactions in which the Company was, or is to be, a participant, in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, beneficial owner of more than 5% of our Common Stock, or entities affiliated with them, had or will have a material interest.

Our Board has adopted a written policy for the review, approval or ratification of transactions with related persons that are required to be disclosed under Item 404 of SEC Regulation S-K (“related party transactions policy”). Pursuant to our related person transactions policy, all directors, executive officers and greater than 5% beneficial owners are expected to report to our General Counsel any related person transaction promptly after becoming aware that such a transaction may occur or has occurred. For purposes of this policy, a related person transaction means any transaction between us and a related person in which the aggregate amount involved exceeds $120,000 and in which a related person had, has, or will have a direct or indirect material interest, other than (i) executive employment and related compensation approved by the Board or the Remuneration & Nomination Committee, (ii) director compensation consistent with our director compensation policy and disclosed in our annual proxy statement, and (iii) benefits arising solely from the ownership of equity securities that are received on a pro rata basis by all holders of such securities. For purposes of this policy, a related person is a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and his or her immediate family members. If a transaction constitutes a related person transaction, it must be reviewed by our Audit & Risk Management Committee for approval or ratification.

Director Independence

Our Board currently consists of seven members: Henry Albrecht, Elizabeth Bastoni, Deven Billimoria, Steve Hamerslag, Lisa MacCallum, Mia Mends and Lisa Nelson as at December 31, 2022. Although our securities are not listed on a national securities exchange in the U.S., our board of directors has undertaken a review of the independence of each of our directors based on the definition of independence under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). Our board has determined that each of our directors, other than Mr. Albrecht (our Chief Executive Officer), are “independent” based on the definition of independence set forth in the Nasdaq rules. The ASX Corporate Governance Principles and Recommendations (Fourth Edition) (Recommendations) contains different criteria for director independent than the definition set forth in the Nasdaq Rules. The Company’s Corporate Governance Statement contains disclosures regarding the Board’s determination of independence of each director based on the criteria set forth in the Recommendations.

CORPORATE GOVERNANCE MATTERS

Board Charter
Our Board has adopted a charter (Board Charter) that establishes the role of the Board and its relationship with management. The Board Charter is available on our investor website at https://investors.limeade.com/investor-relations/ by clicking on “Company Information” and then “Corporate Governance”. The Board Charter clearly articulates the division of responsibilities between the Board and management, in order to manage expectations and avoid misunderstandings about their respective roles and accountabilities.

The primary role of the Board is the protection and enhancement of long-term shareholder value. Its responsibilities include the overall strategic direction of our company (including subsidiaries), establishing goals for management and monitoring the achievement of these goals. The Board is also responsible for overall corporate governance of our company.

The Board Charter sets out the role and responsibility of the Chair and outline’s the Board’s policy on when and how directors may seek independent professional advice at the expense of the Company.

The Board will review the Board Charter at least annually, and in doing so is expected to review the division of functions between the Board and management to ensure that it continues to be appropriate to the needs of the Company and its subsidiaries.

The functions and responsibilities of the Board and management are consistent with ASX Principle 1. A copy of the Board Charter is posted on our investor website at https://investors.limeade.com/investor-relations/ by clicking on “Company Information” and then “Corporate Governance”.

Standing Committees of the Board

Our Board has established an Audit & Risk Management Committee and a Remuneration & Nomination Committee. Our Board may establish additional committees from time to time to facilitate the management and oversight of our business. Each committee reports on its activities to the full Board at regular meetings of the Board or otherwise as appropriate.

Our Board has adopted a written charter for each of the Audit & Risk Management Committee and the Remuneration & Nomination Committee that satisfies applicable rules of the ASX listing rules. A copy of the charter for each standing committee is available on our investor website at https://investors.limeade.com/investor-relations/ by clicking on “Company Information” and then “Corporate Governance”. The composition and responsibilities of each of the standing committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit & Risk Management Committee

The Audit & Risk Management Committee (ARM Committee) consists of Lisa Nelson, Deven Billimoria and Steve Hamerslag. Ms. Nelson is the Chair of ARM Committee. Each of the members of the ARM Committee are independent based on the definition of independence set forth in the Nasdaq rules and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (Exchange Act). Ms. Nelson and Mr. Billimoria are independent under the applicable ASX listing rules, although Mr. Hamerslag is not considered independent under such rules. Our Board has determined that each of Ms. Nelson, Mr. Billimoria, and Mr. Hamerslag is an “audit and risk management committee financial expert” within the meaning of SEC regulations. The ARM Committee held 5 meetings during 2022.

The ARM Committee has been established to assist the Board in fulfilling its corporate governance and oversight responsibilities in relation to the Company's financial reports and financial reporting process and internal control structure, risk management systems (financial and non-financial) and the audits of the Company’s financial statements. Pursuant to the ARM Committee’s charter, the committee has the responsibility to:

a.review and approve internal audit and independent audit plans;
b.update the internal and independent audit plans to the extent determined necessary or advisable by the Committee;
c.review and approve financial reports and, to the extent applicable, recommend them for approval to the Board;
d.oversee, review, assess and report on risks including operational, financial, governance as well as environmental and social sustainability risks;
e.assess the independence and performance of, and approve the appointment or removal of, and the compensation of the independent auditor;
f.review, and if the Committee deems it advisable, discuss with the independent auditor, the responsibilities, functions, and performance of the Company’s internal audit function (if any), the scope and results of any internal audits, and the independence and performance of the head of internal audit (if any);
g.review the adequacy of the Company's financial reporting processes (disclosure controls and procedures), internal control over financial reporting, and risk framework; and
h.review the effectiveness of the Company's compliance and risk management functions, including with respect to cyber and data privacy matters.

In addition, the ARM Committee’s charter authorizes the committee to:

a.investigate any matter brought to its attention with full access to all books, records and facilities;
b.seek any information it requires from an employee (and all employees are directed to co-operate with any request made by the ARM Committee) or external parties;

c.obtain (at the Company’s expense) outside accounting, tax, legal, insurance, compliance, risk management or other professional advice as it determines necessary to carry out its duties;
d.interview management, internal audit personnel (if any) and the independent auditor (with or without management present);
e.ensure the attendance of Company officers at meetings as it deems appropriate; and
f.administer the Company’s Related Persons Transaction Policy as adopted by the Board.

Remuneration & Nomination Committee

The Remuneration & Nomination Committee (RN Committee) consists of Elizabeth Bastoni, Mia Mends and Lisa MacCallum. Ms. MacCallum will cease to serve as a member of the RN Committee when her term as a director expires at the AGM. Each of the members of the RN Committee are independent based on the definition of independence set forth in the Nasdaq rules is considered independent under the applicable ASX listing rules. The RN Committee held 5 meetings during 2022.

The general functions of the RN Committee are to ensure the Board is effective and high performing and to advise the Board regarding the remuneration of directors and senior executives. Pursuant to the RN Committee’s charter, the committee has the responsibility to review and make recommendations to the Board regarding:

a.the process for recruiting new directors, including evaluating the balance of skills, knowledge, experience, independence and diversity on the Board and, in the light of this evaluation, preparing a description of the role and capabilities required for a particular appointment;
b.the Board's 'skills matrix' and any gaps in the collective skills of the Board;
c.the size and composition of the Board and strategies to address Board diversity and the Company's performance in respect of the Company's Diversity Policy, including whether there is any gender or other inappropriate bias in remuneration for directors, senior executives or other employees.
d.the Company's remuneration policy, including as it applies to directors and the process by which any pool of directors' fees approved by shareholders is allocated to directors;
e.Board succession issues and planning;
f.the nomination and appointment of members of the Board and its committees;
g.the process for the evaluation of the performance of the CEO, the Board, its committees and individual directors;
h.director on-boarding, continuing professional development programs for directors, and whether there is a need for existing directors to undertake professional development to maintain the skills and knowledge needed to perform their role as directors effectively;
i.remuneration packages of senior executives, non-executive directors and management directors, equity-based incentive plans and other employee benefit programs;
j.the Company's superannuation arrangements;
k.the Company's recruitment, retention and termination policies;
l.succession plans of the Chief Executive Officer, senior executives and management directors;
m.the review of the performance of senior executives, which should take place at least once every reporting period; and
n.those aspects of the Company's remuneration policies and packages, including equity-based incentives, which should be subject to shareholder approval;

In addition, the RN Committee’s charter authorizes the committee to:

a.investigate any matter brought within the ambit of the committee, with full access to all books, records and facilities;
b.seek any information it requires from an employee or external parties;
c.obtain outside professional advice as it determines necessary to carry out its duties; and
d.ensure the attendance of Company officers at meetings as it deems appropriate.

The RN Committee’s charter authorizes the Committee to delegate its responsibilities to a subcommittee.
The RN Committee also is generally responsible for the administration of the Company’s 2019 Omnibus Incentive Plan. The Board has also authorized certain executive officers to make certain equity awards, within limits prescribed by the Board, to employees who are “officers” as defined for purposes of Section 16 of the Exchange Act. The full board has to approve the compensation made to the CEO’s direct reports as well as any non-direct report who is a Section 16 officer.

The RN Committee engages compensation consultants to provide recommendations on the executive officers' remuneration (base salary, bonus, and equity grants). For 2022 compensation, the Committee engaged Compensia. Compensia was engaged to provide guidance for compensation based on the market data, but the actual compensation plan is designed by the Chief Operating Officer, VP Finance and Chief People Officer, considering the guidance provided by the consultants. These plans are then reviewed and endorsed by the RN Committee followed by review and approval by the Board. Compensia did not provide any other services to the Company and only received fees from the Company on behalf of the RN Committee.

No consultants have been specifically engaged for directors' compensation. No changes have been made to the directors’ compensation since December 2019. However, the company has previously and may in future engage a search agency to hire new directors. That agency may review and make recommendations concerning director compensation based on then-current market data. The change in compensation is at the discretion of the chair of the Board and for 2023 there is no change to the directors’ remuneration.

In considering candidates to be nominated for election or re-election to the Board, the RN Committee estimates specific qualifications for each position when there is a position open to meet the needs of the board at the time and also considers various factors including those articulated in our Board’s ‘skills matrix’ (which is available our investor website at https://investors.limeade.com/investor-relations/ by clicking on “Company Information” and then “Corporate Governance”) and the objectives of our Diversity Policy. Neither the Board nor the RN Committee has established any formal policies or procedures for the consideration of candidates nominated by shareholders for election to the Board. If a securityholder were to recommend the nomination of a candidate for election to the Board, the RN Committee anticipates that it would evaluate that person’s fitness to serve as a director in substantially the same way is it does for Board-nominated candidates, considering the candidate’s character, experience, education, and other factors, including the candidate’s skills and how those compare to the skills and experience articulated in our Board’s ‘skills matrix’. Formal shareholder nominations of candidates for election to our Board are subject to the advance notice provisions in our Bylaws.

Board Meetings and Committees; Annual Meeting Attendance

During 2022, our Board held 7 meetings. Each member of our Board attended at least 75% of the aggregate number of meetings of the Board and each committee on which he or she served. Led by Ms. Bastoni, the independent members of our Board met 7 times during 2022 in regularly scheduled executive sessions (without the presence of Mr. Albrecht) to discuss various matters related to oversight, Board affairs, and CEO performance.

Diversity Policy

Limeade is committed to the principles of employing people with a broad range of experiences, skills and views. All executives, managers and employees are responsible for promoting workforce diversity. We have adopted a Diversity Policy which can be viewed on our investor website at https://investors.limeade.com/investor-relations/ by clicking on “Company Information” and then “Corporate Governance”. The Diversity Policy requires the commitment of our directors and senior management to promote the specific objective of diversity and seeks to ensure, to the extent that is practicable and appropriate, that our director nomination and employee recruitment processes are undertaken with reference to the objectives of the Diversity Policy.

The objectives of our Diversity Policy are centered on a wide range of diversity criteria including gender, age, ethnicity and cultural background. The Diversity Policy also includes requirements for the Board to establish measurable objectives for achieving gender diversity for the Board to assess annually both the objectives and progress in achieving them. Although formal measurable objectives for achieving gender diversity have not yet been established, the Company is nonetheless committed to recruiting employees from a diverse pool of qualified candidates and hiring the best suited candidate for any position within the Company. The Company will continue to monitor its approach with a goal of achieving a diverse workforce across all departments and roles.

In its role as a nomination committee, our RN Committee periodically considers the size and composition of the Board and strategies to address Board diversity and the Company's performance in respect of the Company's Diversity Policy. Women currently comprise a majority of our directors, and the two standing committees of the Board are chaired by women. More generally, the RN Committee is responsible for undertaking an annual review to assess the Company’s policies and procedures in reference to its diversity objectives, determine whether its diversity policies and procedures are and are likely to continue to be appropriate, and ensure that the Company and its policies and procedures comply with all applicable legal requirements in respect of diversity and continue to remain relevant and effective.

Board Leadership Structure and Role in Risk Oversight

Our Board Charter provides that the Chair of the Board should be independent, representing the Board’s view that the Company is best served by leadership of our Board that is separate from the operational leadership of our company. In accordance with our Board Charter, our Board is chaired by an independent director, Elizabeth Bastoni. As Chair of the Board, Ms. Bastoni leads the Board, facilitates effective contribution of all directors, promotes constructive and respectful working relationships between our directors, senior management and the Board, communicates the views of the Board and senior management to our securityholders and to the public and oversees and facilitates Board, committee and senior management evaluations and succession planning. Ms. Bastoni is also responsible for approving agendas for meetings of our Board, leading Board meetings, and ensuring that adequate time is available for discussion of meeting agenda items, including strategic issues. She also leads periodic executive sessions of the Board without the presence of Mr. Albrecht, our CEO. Mr. Albrecht, our Chief Executive Officer, has primary responsibility for the operational leadership of the Company.

Our Board is actively involved in the oversight of our risk management process. Our Board administers this oversight function directly through the Board as a whole, as well as through the ARM Committee. The role of the Board in respect of risk management and reporting generally includes:

a.identifying the principal risks of the Company's business and reviewing the Company's risk management framework at least annually in order to ensure that the Company has in place an appropriate risk management framework, including environmental and social sustainability risks, operational, financial, non-financial, strategic and other risks, including cyber-security, privacy and data breaches;
b.establishing the acceptable levels of risk within which the Board expects the management of the Company to operate, and analysing whether the Company is operating with due regard to the risk appetite set by the Board;
c.oversight of the Company's systems of internal compliance and control, risk management frameworks and legal compliance systems, to determine the integrity and effectiveness of those systems; and
d.approving and monitoring material internal and external financial and other reporting.

To assist the Board in its oversight of risk management, the Board has delegated certain risk management oversight responsibilities to the ARM Committee. The ARM Committee charter provides that the committee’s primary risk management responsibility is to monitor and review the Company’s risk management framework at least annually to assess whether it is sound and operating in accordance with the nature and extent of acceptable levels of risk determined by the Board. The ARM Committee is required to report the results of those assessments to the Board. In addition, the ARM Committee monitors the adequacy of the Company’s processes for managing risk, whether the company is adequately addressing financial and non-financial risks (both current and emerging), recommends changes to the Board regarding the Company’s processes for managing risk or to the risk appetite set by the Board, reviews any material incidents of fraud, break-downs of risk controls or other failures of the Company’s internal controls, receives reports from management on new and emerging sources of risk and the controls that management has put in place to deal with those risks, and oversees the Company’s insurance program. The ARM Committee also periodically meets with management, personnel with appropriate authority over internal audit and our independent registered public accounting firm to discuss the adequacy and effectiveness of the Company’s internal control over financial reporting, including the Company’s policies and procedures to assess, monitor and management business risk and legal and ethical compliance programs.

To guide the Board in its risk management role, our Board has adopted a Risk Management Policy that can be viewed on our investor website at https://investors.limeade.com/investor-relations/ by clicking on “Company Information” and then “Corporate Governance”. The purpose of the Risk Management Policy is to ensure that appropriate systems are in place to identify to the extent reasonably practicable all material risks that may impact the Company's business, the financial and non-financial impact of identified risks is understood and that appropriate internal control systems are in place to limit the Company's exposure to such risks, appropriate responsibilities are delegated to control the identified risks effectively, and any material changes to the Company's risk profile are properly disclosed. The ARM Committee is responsible for reviewing and assessing the Risk Management Policy at least once annually.

Shareholder Communications

Shareholders and interested parties who wish to communicate with our Board, non-executive members of our Board as a group, a standing committee of our Board, or a specific member of our Board (including our Chair) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our Board as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors.

The address for these communications is:
Limeade, Inc.
C/O Corporate Secretary
10885 NE 4TH Street, Suite 400
Bellevue, WA 98004, United States

Hedging and Pledging Restrictions

We have adopted a Securities Trading Policy that among other things prohibits our directors and certain restricted officers and employees identified in or pursuant to the policy (restricted employees) from using derivatives such as options, forward contracts, futures, warrants cash settled swaps, caps and collars, or other products to limit the economic risk of securities of the Company that are unvested or subject to a holding lock. Additionally, our Securities Trading Policy prohibits directors and restricted employees from entering into a margin loan or similar funding arrangement to acquire any securities of the Company and from granting lenders any rights over Company securities without obtaining prior written approval from the person authorized under the policy to grant such approval in the particular instance.

Code of Conduct and Code of Ethics

We have adopted a Code of Conduct that establishes standards of lawful, responsible and ethical conduct expected of our directors and employees. We have also adopted a Code of Ethics for Senior Financial Officers. Our Code of Ethics for Senior Financial Officers, which applies to our principal executive officer, principal financial officer and principal accounting officer, is designed to promote honest and ethical conduct (including appropriate handling of actual or apparent conflicts of interest, full, fair, accurate and timely filing of reports we file with the SEC, and compliance with applicable laws, rules and regulations. We expect to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics for Senior Financial Officers on our website. Copies of our Code of Conduct and our Code of Ethics for Senior Financial Officers can be viewed on our investor website at https://investors.limeade.com/investor-relations/ by clicking on “Company Information” and then “Corporate Governance”.

AUDIT AND RISK MANAGEMENT COMMITTEE REPORT

The Audit and Risk Management Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and Deloitte and Touche LLP, the Company’s independent registered public accounting firm. The Audit and Risk Management Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to The Audit and Risk Management Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Company’s independent registered public accounting firm also provided The Audit and Risk Management Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with The Audit and Risk Management Committee concerning independence. In addition, The Audit and Risk Management Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, The Audit and Risk Management Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Current Members of The Audit and Risk Management Committee
Lisa Nelson
Deven Billimoria
Steve Hamerslag

Shareholder Proposals for the 2024 Annual Meeting

How can a shareholder submit a proposal to be voted on at the 2024 Annual Meeting of Shareholders?

If a shareholder wishes to submit a proposal for consideration at the 2024 Annual Meeting of Shareholders ("2024 Meeting") pursuant to our bylaws, the written proposal must be received by the Company in writing to our principal executive offices at 10885 NE 4TH Street, Suite 400, Bellevue, WA 98004, United States, Attn: Corporate Secretary, no earlier than the close of business on the 120th day and no later than the 90th day prior to the first anniversary of the date of the 2024 Meeting (for the 2024 Meeting, proposals must be submitted between February 15, 2024, and March 16, 2024. Any such proposal must comply with the requirements set forth in our Bylaws. Copies of the Bylaws are available at investors.limeade.com.

If a shareholder wishes to have a proposal considered for inclusion in our 2024 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must comply with Rule 14a-8 and be received by the Company at received by the Company in writing to our principal executive offices at 10885 NE 4TH Street, Suite 400, Bellevue, WA 98004, United States, Attn: Corporate Secretary by no later than 120 calendar days before the first anniversary of the date on which the Company is releasing this proxy statement to shareholders in connection with the Meeting (for the 2024 Meeting, proposals must be submitted by January 2, 2024).

Shareholders wishing to nominate a candidate must deliver the name and address of the shareholder as they appear on the Company's books (or if the shareholder holds shares for the benefit of another person, the name and address of such beneficial owner) in a letter addressed to the Company Secretary and mailed to the Company's principal executive offices located at 10885 NE 4TH Street, Suite 400, Bellevue, WA 98004, United States, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the Meeting (nominations for the 2024 Meeting must be submitted between February 15, 2024, and March 16, 2024. The notice must include the information with respect to the shareholder and the nominee specified by our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws with respect to advance notice of any nomination, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with all the requirements of Rule 14a-19.

Additional Company Information

Where can I find more of Limeade’s corporate governance documents?

The following corporate governance materials are available and can be viewed and downloaded from the Company’s investor relations website at https://investors.limeade.com/investor-relations/ by clicking on “Company Information” and then “Corporate Governance”:

•Limeade Board Charter
•Limeade Board Skill Matrix
•Audit & Risk Management Committee Charter
•Remuneration & Nomination Committee Charter
•Limeade Code of Conduct
•Limeade Corporate Governance Statement
•Limeade Diversity Policy
•Limeade Risk Management Policy

•Limeade Securities Trading Policy
•Limeade Whistleblower Policy
•Limeade Code of Ethics for Senior Financial Officers

Where can I find additional information about Limeade?

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers like Limeade that file electronically at www.sec.gov. Our reports on Forms 10-K, 10-Q, 8-K, and other publicly available information are also available on our investor relations website at https://investors.limeade.com/investor-relations/ by clicking on “Reports” and then “SEC Filings”. You can also find additional information about us on our website at Limeade.com. Information on our website is not part of this or any other report we file with, or furnish to, the SEC. The mailing address of the principal executive offices of the Company is 10885 NE 4TH Street, Suite 400, Bellevue, WA 98004, United States.

Other Business

We do not intend to bring any other business before the 2023 Annual Meeting of Shareholders, and, so far as we know, no matters are to be brought before the Meeting except as specified in the Notice of Annual Meeting of Shareholders. However, as to any other business which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the discretion of the proxies.

Form 10-K Report Available

A copy of the Company’s 2022 Annual Report on Form 10-K, as filed with the SEC, will be furnished without charge to shareholders upon request to the Vice President, Finance and Controller at 10885 NE 4TH Street, Suite 400, Bellevue, WA 98004, United States or by phone at (888) 830-9830.

Limeade, Inc.
By Order of the Board of Directors

/s/ Sarah Visbeek
Sarah Visbeek
Corporate Secretary
Bellevue, Washington
May 1, 2023

Limeade
Limeade, Inc.
ARBN 637 017 602

LODGE YOUR VOTE

ONLINE
www.linkmarketservices.com.au

BY FAX
+61 2 9287 0309

BY HAND
Link Market Services Limited
Level 12, 680 George Street, Sydney NSW 2000

ALL ENQUIRIES TO
Telephone: 1300 554 474 Overseas: +61 1300 554 474

X99999999999

This proxy is solicited by the Board of Directors

PROXY FORM

I/We being a shareholder(s) of Limeade, Inc. and entitled to attend and vote hereby appoint:

STEP 1

APPOINT A PROXY

☐ **the Chairman of the Meeting (mark box)**

OR if you are **NOT** appointing the Chairman of the Meeting as your proxy, please write the name and email of the person or body corporate you are appointing as your proxy

Name

Email

or failing the person or body corporate named, or if no person or body corporate is named, the Chairman of the Meeting, as my/our proxy to act on my/our behalf to vote and act with respect to all the shares of common stock of Limeade, Inc. (including to vote in accordance with the following directions or, if no directions have been given and to the extent permitted by the law, as the proxy sees fit) at the Annual General Meeting of the Company to be held on **Thursday, 15 June 2023 at 10:00am (AEST), being Wednesday, 14 June 2023 at 5:00pm (PDT)** (the **Meeting**) and at any postponement or adjournment of the Meeting.

The Meeting will be conducted as a virtual meeting and you can participate by logging in Online at **https://meetings.linkgroup.com/LME23** (refer to details in the Virtual Annual General Meeting Online Guide).

The Chairman of the Meeting intends to vote undirected proxies in favour of each item of business.

STEP 2

VOTING DIRECTIONS

Proxies will only be valid and accepted by the Company if they are signed and received no later than 48 hours before the Meeting.

Please read the voting instructions overleaf before marking any boxes with an ☒

Resolutions	For	Abstain*
1 Re-election of Class 1 Director – Ms Elizabeth Bastoni	☐	☐

* If you mark the Abstain box for a particular item, you are directing your proxy not to vote on your behalf on a show of hands or on a poll and your votes will not be counted in computing the required majority on a poll.

STEP 3

SIGNATURE OF SHAREHOLDERS – THIS MUST BE COMPLETED

Shareholder 1 (Individual)	Joint Shareholder 2 (Individual)	Joint Shareholder 3 (Individual)
Sole Director and Sole Company Secretary	Director/Company Secretary (Delete one)	Director
		Date

This form should be signed by the shareholder. If a joint holding, either shareholder may sign. If signed by the shareholder's attorney, the power of attorney must have been previously noted by the registry or a certified copy attached to this form. If executed by a company, the form must be executed in accordance with the company's constitution and the *Corporations Act 2001* (Cth).

LME PRX2301N

HOW TO COMPLETE THIS SHAREHOLDER PROXY FORM

YOUR NAME AND ADDRESS

This is your name and address as it appears on the Company's share register. If this information is incorrect, please make the correction on the form. Shareholders sponsored by a broker should advise their broker of any changes. **Please note: you cannot change ownership of your shares using this form.**

APPOINTMENT OF PROXY

If you wish to appoint the Chairman of the Meeting as your proxy, mark the box in Step 1. If you wish to appoint someone other than the Chairman of the Meeting as your proxy, please write the name email address of that individual or body corporate in Step 1. A proxy need not be a shareholder of the Company.

VOTES ON ITEMS OF BUSINESS – PROXY APPOINTMENT

You may direct your proxy how to vote by placing a mark in one of the boxes opposite each item of business. All your shares will be voted in accordance with such a direction unless you indicate only a portion of voting rights are to be voted on any item by inserting the percentage or number of shares you wish to vote in the appropriate box or boxes. If you do not mark any of the boxes on the items of business, and you have appointed the Chair of the Meeting as your proxy, your shares will be voted by the Chair of the Meeting FOR the election of Elizabeth Bastoni. and in the discretion of the Chair of the Meeting on any other items of business that properly come before the meeting. If you do not mark any of the boxes on the items of business, and you have appointed someone other than the Chair of the Meeting as your proxy, your proxy may vote as he or she chooses. If you mark more than one box on an item your vote on that item will be invalid.

APPOINTMENT OF A SECOND PROXY

You are entitled to appoint up to two persons as proxies to attend the Meeting and vote on a poll. If you wish to appoint a second proxy, an additional Proxy Form may be obtained by telephoning the Company's share registry or you may copy this form and return them both together.

To appoint a second proxy you must:

(a) on each of the first Proxy Form and the second Proxy Form state the percentage of your voting rights or number of shares applicable to that form. If the appointments do not specify the percentage or number of votes that each proxy may exercise, each proxy may exercise half your votes. Fractions of votes will be disregarded; and

(b) return both forms together.

SIGNING INSTRUCTIONS

You must sign this form as follows in the spaces provided:

Individual: where the holding is in one name, the holder must sign.

Joint Holding: where the holding is in more than one name, either shareholder may sign.

Power of Attorney: to sign under Power of Attorney, you must lodge the Power of Attorney with the registry. If you have not previously lodged this document for notation, please attach a certified photocopy of the Power of Attorney to this form when you return it.

Companies: where the company has a Sole Director who is also the Sole Company Secretary, this form must be signed by that person. If the company (pursuant to section 204A of the *Corporations Act 2001*) does not have a Company Secretary, a Sole Director can also sign alone. Otherwise this form must be signed by a Director jointly with either another Director or a Company Secretary. Please indicate the office held by signing in the appropriate place.

CORPORATE REPRESENTATIVES

If a representative of the corporation is to attend the Meeting the appropriate "Certificate of Appointment of Corporate Representative" must be produced prior to admission in accordance with the Notice of Meeting. A form of the certificate may be obtained from the Company's share registry or online at www.linkmarketservices.com.au.

LODGEMENT OF A PROXY FORM

This Proxy Form (and any Power of Attorney under which it is signed) must be received at an address given below by **Tuesday, 13 June 2023 at 10:00am (AEST), being Monday, 12 June 2023, at 5:00 pm (PDT),** being not later than 48 hours before the commencement of the Meeting. Any Proxy Form received after that time will not be valid for the scheduled Meeting.

Proxy Forms may be lodged using the reply paid envelope or:

ONLINE

www.linkmarketservices.com.au

Login to the Link website using the holding details as shown on the Proxy Form. Select 'Voting' and follow the prompts to lodge your vote. To use the online lodgement facility, shareholders will need their "Holder Identifier" - Securityholder Reference Number (SRN) or Holder Identification Number (HIN).

BY MAIL

BY HAND

delivering it to Link Market Services Limited*
Level 12
680 George Street
Sydney NSW 2000

* During business hours (Monday to Friday, 9:00am–5:00pm)

Limeade
Limeade, Inc.
ARBN 637 017 602

LODGE YOUR INSTRUCTION

ONLINE
www.linkmarketservices.com.au

BY FAX
+61 2 9287 0309

BY HAND
Link Market Services Limited
Level 12, 680 George Street, Sydney NSW 2000

ALL ENQUIRIES TO
Telephone: 1300 554 474 Overseas: +61 1300 554 474

X99999999999

CDI VOTING INSTRUCTION FORM

STEP 1

DIRECTION TO CHESS DEPOSITARY NOMINEES PTY LTD

I/We being a holder of CHESS Depositary Interests (**CDIs**) of Limeade, Inc. (**Company**) hereby direct CHESS Depositary Nominees Pty Ltd (**CDN**) to vote the shares underlying my/our CDI holding at the Annual General Meeting of Shareholders of the Company to be held on **Thursday, 15 June 2023 at 10:00am (AEST), being Wednesday, 14 June 2023 at 5:00pm (PDT)** and at any adjournment or postponement of that Meeting, in accordance with the following directions. By execution of this CDI Voting Instruction Form the undersigned hereby authorises CDN to appoint such proxies or their substitutes in their discretion to vote in accordance with the directions set out below.

The Meeting will be conducted as a virtual meeting and you can participate by logging in: Online at **https://meetings.linkgroup.com/LME23** (refer to details in the Virtual Annual General Meeting Online Guide).

STEP 2

PROXY APPOINTMENT – **this only needs to be completed if you wish to attend the Meeting or appoint another person to attend the Meeting**

If you wish to attend the Meeting in person or appoint another person or company other than CDN, who need not be a Shareholder, to attend and act on your behalf at the Meeting or any adjournment or postponement thereof, please insert their name(s) and email address in these boxes.

Name

Email

Link will then send you a legal form of proxy which will grant you or the person specified by you the right to attend and vote at the Meeting. Please remember that a legal proxy is subject to all terms and conditions that apply to proxies as outlined in the *Notice of Annual General Meeting* including any cut off time for receipt of valid proxies.

STEP 3

VOTING INSTRUCTIONS

Voting instructions will only be valid and accepted by CDN if they are signed and received no later than 72 hours before the Meeting. Please read the voting instructions overleaf before marking any boxes with an ☒

Resolutions	For	Abstain*
1 Re-election of Class 1 Director – Ms Elizabeth Bastoni		

ⓘ *If you do not mark the "For", "Against" or "Abstain" box your vote will not be counted.

STEP 4

SIGNATURE OF CDI HOLDERS – THIS MUST BE COMPLETED

CDI Holder 1 (Individual)	Joint CDI Holder 2 (Individual)	Joint CDI Holder 3 (Individual)
Sole Director and Sole Company Secretary	Director/Company Secretary (Delete one)	Director

This form should be signed by the CDI Holder in accordance with the instructions overleaf.

LME PRX2302I

HOW TO COMPLETE THIS CDI VOTING INSTRUCTION FORM

YOUR NAME AND ADDRESS

This is your name and address as it appears on the Company's CDI register. If this information is incorrect, please make the correction on the form. CDI Holders sponsored by a broker should advise their broker of any changes. **Please note: you cannot change ownership of your CDIs using this form.**

DIRECTION TO CHESS DEPOSITARY NOMINEES PTY LTD

Each CHESS Depositary Interest (CDI) is evidence of an indirect ownership in the Company's shares of common stock (Shares). The underlying Shares are registered in the name of CHESS Depositary Nominees Pty Ltd (CDN). As holders of CDIs are not the legal owners of the Shares, CDN is entitled to vote at the Meetings of Shareholders on the instruction of the registered holders of the CDIs.

APPOINTMENT OF A PROXY

If you wish to attend the Meeting in person or appoint some person or company other than CDN, who need not be a Shareholder, to attend and act on your behalf at the Meeting or any adjournment or postponement thereof, please insert your name(s) and email address or the name and email address of your chosen appointee in the box in Step 2. Link will then send you a legal form of proxy which will grant you or the person specified by you the right to attend and vote at the Meeting. Please remember that a legal proxy is subject to all terms and conditions that apply to proxies as outlined in the *Notice of Annual General Meeting* including any cut off time for receipt of valid proxies.

SIGNING INSTRUCTIONS

You must sign this form as follows in the spaces provided:

Individual: where the holding is in one name, the holder must sign.

Joint Holding: where the holding is in more than one name, either holder may sign.

Power of Attorney: to sign under Power of Attorney, you must lodge the Power of Attorney with Link. If you have not previously lodged this document for notation, please attach a certified photocopy of the Power of Attorney to this form when you return it.

Companies: with respect to an Australian company, where the company has a Sole Director who is also the Sole Company Secretary, this form must be signed by that person. If the company (pursuant to section 204A of the *Corporations Act 2001*) does not have a Company Secretary, a Sole Director can also sign alone. Otherwise this form must be signed by a Director jointly with either another Director or a Company Secretary. Please indicate the office held by signing in the appropriate place. With respect to a U.S. company or other entity, this form may be signed by one officer. Please give full name and title under the signature.

LODGEMENT OF A CDI VOTING INSTRUCTION FORM

This CDI Voting Instruction Form (and any Power of Attorney under which it is signed) must be received at an address given below by **Monday, 12 June 2023 at 10:00 am, Australian Eastern Standard Time (on Sunday, 11 June 2023, at 5:00pm Pacific Daylight Time),** being not later than 72 hours before the commencement of the Meeting. Any CDI Voting Instruction Form received after that time will be invalid.

CDI Voting Instruction Forms may be lodged using the reply paid envelope or:

ONLINE

www.linkmarketservices.com.au

Login to the Link website using the holding details as shown on the Proxy Form. Select 'Voting' and follow the prompts to lodge your vote. To use the online lodgement facility, shareholders will need their "Holder Identifier" - Securityholder Reference Number (SRN) or Holder Identification Number (HIN) and postcode.

BY MAIL

BY FAX

+61 2 9287 0309

BY HAND

delivering it to Link Market Services Limited*
Level 12
680 George Street
Sydney NSW 2000

* During business hours (Monday to Friday, 9:00am–5:00pm)